Exhibit 99

Contact:
401-233-0333
Sandra Souto, Investor Relations
or
Jeffrey T. Brown
V.P. Financial Reporting and Treasurer

FOR IMMEDIATE RELEASE
---------------------
July 27, 2001

                  BACOU USA REPORTS SECOND-QUARTER 2001 RESULTS

         Sales of $80.2 Million for Q2 `01 vs. $82.2 Million for Q2 '00

               Six-Month Sales of $157.0 Million for Both Periods

        Net Income of $8.7 Million for Q2 `01 vs. $9.4 Million for Q2 '00

      Six-Month Net Income of $15.7 Million in '01 vs. $16.4 Million in '00

        Basic Earnings Per Share of $0.49 for Q2 `01 vs. $0.53 for Q2 `00

      Six-Month Basic Earnings Per Share of $0.89 for `01 vs. $0.93 for `00

       Diluted Earnings Per Share of $0.48 for Q2 `01 vs. $0.53 for Q2 '00

     Six-Month Diluted Earnings Per Share of $0.87 for `01 vs. $0.93 for '00

 [for comparative purposes, above amounts are prior to costs incurred in 2001 relating to evaluation of strategic alternatives]

     Smithfield, RI, July 27, 2001 -- Bacou USA, Inc. (NYSE: BAU), a leading manufacturer of personal protection equipment, today reported results for the second quarter and six months ended June 30, 2001.

         "For the second quarter and the six months ended June 30, 2001, we have continued to report a healthy level of net income, operating profit and EBITDA," said Philip B. Barr, President and CEO of Bacou USA. "In fact, based on the cost saving and cash conserving steps that we have taken so far this year, our free cash flow has shown a significant increase compared to comparable periods in 2000. As the process of reducing inventories throughout the supply chain abates, we expect to see increasing sales volume, allowing us to return to the higher organic growth rates to which we have become accustomed. Although domestic sales have been less robust than we would have liked, our international sales have continued to show significant growth". Bacou's international sales for the quarter increased 10.8% to $13.3 million in 2001, compared with international sales for the second quarter 2000 of $12.0 million. The company's domestic sales were $66.9 million for the second quarter of 2001 compared with $70.2 million for the second quarter of 2000.

         Bacou's net sales for the second quarter of 2001 were $80.2 million compared with net sales of $82.2 million for the second quarter of 2000. Net sales for Bacou's safety segment were $55.8 million in the second quarter of 2001 compared with $58.5 million in 2000. Net sales for Bacou's hand protection segment were $16.6 million in the second quarter of 2001 compared with $15.9 million in 2000. Net sales for the optical frames and instruments segment were $7.8 million in both periods.

         Bacou's net income for the second quarter of 2001, excluding costs relating to the evaluation of strategic alternatives, was $8.7 million compared with $9.4 million for the second quarter of 2000. The company reported net income per basic share, again excluding the aforementioned costs, of $0.49 for the second quarter of 2001 compared with $0.53 for the second quarter of 2000 - with diluted earnings per share lower by $0.01 per share or $0.48 for 2001.

         The company incurred professional fees and related costs totaling $1.1 million during the second quarter of 2001 in connection with its previously announced evaluation of strategic alternatives. After these costs, the company reported net income of $7.5 million and diluted earnings per share of $0.42 for the second quarter of 2001. Because the project is ongoing, the company has continued to incur additional costs of this nature. The additional amount of such costs to be incurred in 2001 is not estimable at this time.

         Bacou's net sales were $157.0 million for the six months ended June 30, 2001 and 2000. Bacou's net income for the six months ended June 30, 2001, excluding costs relating to the evaluation of strategic alternatives, was $15.7 million compared with $16.4 million for the six months of 2000. The company reported net income per basic share, again excluding the aforementioned costs, of $0.89 for the six months of 2001 compared with $0.93 for 2000 - with diluted earnings per share lower by $0.02 per share or $0.87 for 2001.

         For the six months ended June 30, 2001, the company reported EBITDA totaling $38.2 million compared with $40.7 million in 2000. The company defines EBITDA as operating income before depreciation, amortization and unusual items. Depreciation totaled $5.4 million in 2001 and $5.0 million in 2000, and amortization totaled $5.0 million in 2001 and $4.8 million in 2000. Free cash flow (EBITDA., plus changes in working capital, less capital expenditures) increased from $23.9 million for the six months ended June 30, 2000, to $46.2 million for the six months ended June 30, 2001.

         At June 30, 2001, the company's balance sheet included total assets of $382.1 million, working capital of $63.2 million, long-term debt of $85.8 million and stockholders' equity of $227.5 million.

         Considering the pendency of its previously announced combination with Christian Dalloz SA, Bacou USA will not conduct a conference call for discussion of its second quarter 2001 results.

Bacou USA, Inc. designs, manufactures and sells leading brands of products that protect the sight, hearing, respiratory systems and hands of workers, as well as related instrumentation including vision screeners, gas monitors and test equipment for self-contained breathing apparatus. The company's products, marketed under Uvex(R), Howard Leight(R), Perfect Fit(TM), Whiting+Davis(R), Survivair(R), Pro-Tech(R), Biosystems(TM), Titmus(R), LaserVision(TM) and Lase-R Shield(TM) brand names are sold principally to industrial safety distributors, fire fighting equipment distributors and optical laboratories. News and information about Bacou USA is available at www.bacouusa.com.

Statements contained in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities and Litigation Reform Act of 1995. In addition, words such as "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including but not limited to the impact of our ongoing evaluation of certain strategic alternatives including the possible sale of Bacou USA, Inc. and Bacou S.A., adverse economic conditions, the timely development and acceptance of new products, the impact of competitive products and pricing, changing market conditions, the successful integration of acquisitions, continued availability and favorable pricing of raw materials, and the other risks detailed in the company's prospectus filed March 27, 1996, and from time to time in other filings. Actual results may differ materially from those projected. These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

                                       ###
                            (Financial tables follow)

                        BACOU USA, INC. AND SUBSIDIARIES
                      (in thousands, except per share data)

                                                                                Three Months Ended              Six Months Ended
                                                                                     June 30,                       June 30,
Statement of income data (unaudited):                                            2001           2000            2001          2000
                                                                                 ----           ----            ----          ----

Net sales(1)                                                                   $ 80,182       $ 82,178       $156,943       $157,003
Cost of sales                                                                    42,830         42,481         85,426         82,743
                                                                               --------       --------       --------       --------
Gross profit                                                                     37,352         39,697         71,517         74,260

Operating expenses:
     Selling(1)                                                                  12,300         12,900         24,291         24,275
     General and administrative                                                   6,142          5,490         11,495         11,416
     Costs relating to evaluation of strategic alternatives(2)                    1,127           --            1,432           --
     Research and development                                                     1,462          1,423          2,883          2,862
     Amortization of intangible assets                                            2,515          2,427          5,000          4,832
                                                                               --------       --------       --------       --------
Total operating expenses                                                         23,546         22,240         45,101         43,385
                                                                               --------       --------       --------       --------

Operating income                                                                 13,806         17,457         26,416         30,875
Total other expense                                                               1,464          2,694          3,438          5,041
                                                                               --------       --------       --------       --------

Income before income taxes                                                       12,342         14,763         22,978         25,834
Income taxes                                                                      4,799          5,391          8,742          9,397
                                                                               --------       --------       --------       --------

Net income (2)                                                                 $  7,543       $  9,372       $ 14,236       $ 16,437
                                                                               ========       ========       ========       ========

Basic earnings per share (2)                                                   $   0.43       $   0.53       $   0.81       $   0.93
                                                                               ========       ========       ========       ========
Diluted earnings per share (2)                                                 $   0.42       $   0.53       $   0.79       $   0.93
                                                                               ========       ========       ========       ========
Weighted average shares outstanding:
     Basic                                                                       17,679         17,648         17,676         17,639
                                                                               ========       ========       ========       ========
     Diluted                                                                     17,990         17,799         17,983         17,724
                                                                               ========       ========       ========       ========

Other information:
     Depreciation and amortization                                                                           $ 10,366       $  9,804
                                                                                                             ========       ========
     EBITDA (defined by the company as operating income
     before depreciation, amortization and unusual items)                                                    $ 38,214       $ 40,679
                                                                                                             ========       ========


(1) During the fourth quarter of 2000 the company adopted Emerging Issues Task Force Issue No. 00-10, "Accounting for Shipping and Handling Fees and Costs", which required the company to classify reimbursements from customers for shipping and handling costs as sales rather than a reduction of the related operating cost. Amounts previously reported in 2000 as reductions to selling expenses have been reclassified and reported as sales as required by this new pronouncement. Reclassified amounts were equal to $655,000 for the three months ended June 30, 2000 and $1,260,000 for the six months ended June 30, 2000.

(2) During 2001 the Company incurred costs in connection with its evaluation of various strategic alternatives totaling $1.1 million for the three months ended June 30, 2001 and $1.4 million for the six months ended June 30, 2001. For comparative purposes, net income and earnings per share excluding these costs, would have been as follows:

                                    Three Months Ended       Six Months Ended
                                         June 30,                June 30,
                                     2001         2000       2001         2000
                                     ----         ----       ----         ----

Net income                           $  8,670   $  9,372   $ 15,668   $   16,437
                                     ========   ========   ========   ==========
Basic earnings per share             $   0.49   $   0.53   $   0.89   $     0.93
                                     ========   ========   ========   ==========
Diluted earnings per share           $   0.48   $   0.53   $   0.87   $     0.93
                                     ========   ========   ========   ==========

                                        BACOU USA, INC. AND SUBSIDIARIES

                                                                                                    June 30, 2001       December 31,
                                                                                                     (unaudited)           2000
                                                                                                     -----------           ----
Balance Sheet Data (in thousands, except share data):
ASSETS

Current assets:
   Cash and cash equivalents                                                                         $ 18,688               $    980
   Trade accounts receivable, net                                                                      51,456                 53,275
   Inventories                                                                                         39,606                 45,504
   Other current assets                                                                                 3,131                  2,024
   Deferred income taxes                                                                                1,993                  1,952
                                                                                                     --------               --------
      Total current assets                                                                            114,874                103,735
   Property and equipment, net                                                                         74,855                 78,392
   Intangible assets, net                                                                             189,423                194,456
   Other assets                                                                                         2,947                  2,947
                                                                                                     --------               --------
      Total assets                                                                                   $382,099               $379,530
                                                                                                     ========               ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt                                                             $ 23,857               $ 28,057
   Accounts payable                                                                                    12,830                 11,239
   Accrued expenses                                                                                     9,388                 11,788
   Income taxes payable                                                                                 5,581                  1,542
                                                                                                     --------               --------
      Total current liabilities                                                                        51,656                 52,626
Long-term debt                                                                                         85,750                 98,178
Deferred income taxes                                                                                  15,455                 13,852
Other liabilities                                                                                       1,719                  1,799
                                                                                                     --------               --------
      Total liabilities                                                                               154,580                166,455
                                                                                                     --------               --------

Stockholders' equity:
   Preferred stock, $.001 par value, 5,000,000 shares
      authorized, no shares issued and outstanding                                                         --                     --
   Common stock, $.001 par value, 50,000,000 shares
      authorized, 17,682,465 shares in 2001 and
      17,671,465 shares in 2000 issued and outstanding                                                     18                     18
   Additional paid-in capital                                                                          74,008                 73,800
   Retained earnings                                                                                  153,493                139,257
                                                                                                     --------               --------
   Total stockholders' equity                                                                         227,519                213,075
                                                                                                     --------               --------
   Total liabilities and stockholders' equity                                                        $382,099               $379,530
                                                                                                     ========               ========